UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 400

Seattle, Washington 98102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2023, Sana Biotechnology, Inc. (the “Company”) announced that Douglas E. Williams, Ph.D., has been appointed and will join the Company as Executive Vice President and President, Research and Development, effective April 10, 2023. The Company also announced that, Sunil Agarwal, M.D. resigned from his position as Executive Vice President, Head of Development, and Chief Medical Officer of the Company, effective as of April 10, 2023. Dr. Agarwal will continue to serve as an employee of the Company until April 28, 2023. The Company intends to enter into a transition agreement and a short-term consulting agreement with Dr. Agarwal.

Prior to joining the Company, Dr. Williams, 65, served as President and Chief Executive Officer of Codiak BioSciences, Inc. (“Codiak”), a public biotechnology company, from August 2015 to April 2023. Dr. Williams previously served as Executive Vice President, Research and Development at Biogen Inc. (“Biogen”), a public biotechnology company, from January 2011 to July 2015. Prior to Biogen, Dr. Williams served as Chief Executive Officer of ZymoGenetics, Inc., a public biotechnology company, until its acquisition by Bristol-Myers Squibb Company. Previously, Dr. Williams held leadership positions within the biotechnology industry, including serving as Chief Scientific Officer and Executive Vice President of Research and Development at Seagen Inc. (formerly Seattle Genetics, Inc.) and Senior Vice President and Washington Site Leader at Amgen Inc. Dr. Williams also served in a series of scientific and senior leadership positions of increasing responsibility at Immunex Corp. (“Immunex”), a pharmaceutical company, including Executive Vice President and Chief Technology Officer, Senior Vice President of Discovery Research, and Vice President of Research and Development. Prior to Immunex, Dr. Williams served on the faculty of the Indiana University School of Medicine and the Department of Laboratory Medicine at the Roswell Park Memorial Institute in Buffalo, New York. Dr. Williams serves of the boards of directors of Codiak, Panacea Acquisition Corp. II, a special purpose acquisition company taken public by EcoR1 Capital LLC, and AC Immune SA, a public biotechnology company. Dr. Williams previously served on the boards of directors of Ovid Therapeutics Inc., a public biotechnology company, Ironwood Pharmaceuticals, Inc., a public pharmaceutical company, and Regulus Therapeutics Inc., a public biopharmaceutical company. Dr. Williams received his Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division, his B.S. in Biological Sciences from the University of Massachusetts Lowell, and his A.A. from Greenfield Community College.

Dr. Williams will serve as Executive Vice President and President, Research and Development until his earlier death, resignation, or removal or until his successor is duly elected or appointed and qualified. There is no arrangement or understanding between Dr. Williams and any other person pursuant to which Dr. Williams was appointed as an officer of the Company. Dr. Williams has no family relationship with any director or executive officer of the Company, and there are no transactions between Dr. Williams and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Executive Vice President and President, Research and Development, the Company and Dr. Williams entered into an offer letter (the “Offer Letter”) pursuant to which Dr. Williams will receive an annualized base salary of $580,000 and will be eligible to receive a target annual bonus equal to 40% of his base salary. Dr. Williams’ target bonus amount for 2023 will be based on a full calendar-year basis and will not be pro-rated for a partial year of service. The Offer Letter further provides that, if at any time other than during a Change in Control Period the Company terminates Dr. Williams’ employment without Cause or if Dr. Williams resigns for Good Reason (as each term is defined in the Offer Letter), subject to his execution of a release of claims, he will be entitled to continuing severance pay for a period of nine months at a rate equal to the sum of his monthly base salary rate and one-twelfth of his target annual bonus, as well as up to nine months of health benefits continuation.

Pursuant to the Offer Letter, the Company will grant to Dr. Williams an option (the “Option”) to purchase 1,100,000 shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s 2021 Incentive Award Plan. The Option will have an exercise price equal to the closing price of the Common Stock on the grant date and a term of 10 years from the grant date. The Option will vest with respect to 25% of the shares subject to the Option on the first anniversary of the grant date and 1/48th of the shares subject to the Option monthly thereafter, in each case, subject to Dr. Williams’ continued service to the Company through each applicable vesting date.

Dr. Williams, as an Executive Vice President of the Company, is eligible to participate in the Company’s Change in Control Severance Plan (the “Severance Plan”), in addition to the severance benefits he may be eligible to receive pursuant to the Offer Letter. A description of severance benefits payable after a termination of employment in certain circumstances is incorporated by reference to the description of the Severance Plan in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2022.

In connection with his appointment as Executive Vice President and President, Research and Development, Dr. Williams will be provided with the Company’s form of Indemnification and Advancement Agreement, a copy of which was filed as Exhibit 10.2 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-252061) filed with the SEC on January 28, 2021.

The foregoing description of the Offer Letter is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2023.

Item 7.01 Regulation FD Disclosure.

On April 10, 2023, the Company issued a press release announcing Dr. Williams’ appointment as Executive Vice President and President, Research and Development, as well as Dr. Agarwal’s resignation as Executive Vice President, Head of Development, and Chief Medical Officer. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sana Biotechnology, Inc.

Date: April 10, 2023	By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
Executive Vice President and General Counsel

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